UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2014

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2014, the Board of Directors (the “Board”) of Famous Dave’s of America, Inc. (the “Company”) increased the size of the Board from seven to eight directors and elected Edward H. Rensi to fill the resulting vacancy and to serve as a director of the Company. Also on January 10, 2014, and in connection with his election to the Board, the Company granted Mr. Rensi a 20,000 share stock option. The option will vest in five equal annual installments commencing on the one year anniversary of the grant date.

Mr. Rensi is a founder of America’s Better Burger, LLC, d/b/a Tom & Eddie’s, and has served as its President and Chief Executive Officer since 2009. He was an owner and Chief Executive Officer of Team Rensi Motorsports, which competed in the NASCAR Nationwide Series, from 1998 until January 2013. Mr. Rensi was President and Chief Executive Officer of McDonald’s U.S.A., a food service organization, from 1991 to 1997. Mr. Rensi currently serves as a director of Snap-On Incorporated. Mr. Rensi previously served as a director of Great Wolf Resorts, Inc. until May 2012, International Speedway Corporation until April 2012, and Freedom Group, Inc. until 2011. Mr. Rensi earned a Bachelor of Science degree in business education from The Ohio State University.

Item 8.01.	Other Events.

Pursuant to a Nomination Agreement dated March 1, 2013 with PW Partners Atlas Fund LP, PW Partners Master Fund LP, PW Partners Capital Management LLC, PW Partners Atlas Funds, LLC, PW Partners, LLC and Patrick Walsh, as amended by the First Amendment dated November 25, 2013 (as so amended, the “PW Agreement”), the Company previously agreed to include Mr. Walsh in the Company’s slate of nominees for election as one of no more than seven directors at the Company’s 2014 annual shareholders’ meeting. Similarly, pursuant to an Appointment and Nomination Agreement with Blue Clay Capital Management, LLC, Blue Clay Capital Master Fund, Ltd., Blue Clay Capital Partners Co I LP, Gary S. Kohler, Adam Wright and Brian Durst (the “Blue Clay Agreement”), the Company also agreed to include Mr. Wright in the Company’s slate of nominees for election as one of no more than seven directors at the Company’s 2014 annual shareholders’ meeting. In light of Mr. Rensi’s appointment to the Board, the respective parties amended the PW Agreement and the Blue Clay Agreement to permit the Company’s slate of nominees for election at the 2014 annual shareholders’ meeting to be comprised of up to eight directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: January 13, 2014	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Chief Financial Officer and Secretary

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